UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  November 28, 2011

AMR CORPORATION
(Exact name of registrant as specified in its charter)

            Delaware                           1-8400                               75-1825172
(State of Incorporation)  ( Commission File Number)   (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                     (Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership

On November 29, 2011, AMR Corporation (“AMR”) and certain of its subsidiaries, including American Airlines, Inc. (“American Airlines”) and AMR Eagle Holding Corporation (“Eagle Holding”), (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”). The case number for AMR is 11-15463, and the case number for American Airlines is 11-15464. The Debtors will continue to operate their business as “debtors in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Absent the protections provided by the Bankruptcy Code, as discussed below, the filing of the voluntary petitions for relief described in Item 1.03 (the “Voluntary Petitions”) constitutes an event of default and caused the automatic and immediate acceleration of a number of material direct financial obligations of AMR (the “Accelerated Material Direct Financial Obligations”).  The Accelerated Material Direct Financial Obligations include:

●
$460 million in aggregate principal amount of AMR's 6.25% Convertible Senior Notes due 2014, issued under the Supplemental Indenture dated as of September 28, 2009, supplemental to the Indenture dated as of February 1, 2004, in each instance between AMR and Wilmington Trust Company, as Trustee.  Such notes are unconditionally guaranteed by American Airlines pursuant to that certain Guarantee in favor of Wilmington Trust Company, as Trustee, dated September 28, 2009.

●
$726 million in aggregate principal amount of American Airlines Series 2011-2A Series A Equipment Notes, issued under a series of Indentures, in each instance between American Airlines and U.S. Bank Trust National Association, as Loan Trustee, pursuant to that certain Note Purchase Agreement dated as of October 4, 2011.  Such notes are unconditionally guaranteed by AMR pursuant to that certain Guarantee from AMR to U.S. Bank Trust National Association, as Pass-Through Trustee, Subordination Agent and Loan Trustee, dated as of October 4, 2011.

●
$1 billion in aggregate principal amount of American Airlines 7.50% Senior Secured Notes due 2016, issued under an Indenture, dated as of March 15, 2011, among American Airlines, AMR, U.S. Bank Trust National Association, as Trustee, and Wilmington Trust Company, as Collateral Trustee.  Such notes are unconditionally guaranteed by AMR pursuant to such Indenture.

●
$502 million in aggregate principal amount of American Airlines Series 2011-1A Series A Equipment Notes and $153 million in aggregate principal amount of American Airlines Series 2011-1B Equipment Notes, issued under a series of Indentures, in each instance between American Airlines and U.S. Bank Trust National Association, as Loan Trustee, pursuant to that certain Note Purchase Agreement dated as of January 25, 2011.  Such notes are unconditionally guaranteed by AMR pursuant to that certain Guarantee from AMR to U.S. Bank Trust National Association, as Pass-Through Trustee, Subordination Agent and Loan Trustee, dated as of January 25, 2011.

●
$450 million in aggregate principal amount of American Airlines 10.50% Senior Secured Notes due 2012, issued under an Indenture and Security Agreement, dated as of October 9, 2009, between American Airlines and U.S. Bank Trust National Association, as Trustee.  Such notes are unconditionally guaranteed by AMR pursuant to that certain Guarantee from AMR to U.S. Bank Trust National Association, as Trustee and Security Agent, dated as of October 9, 2009.

●
$1.241 billion in aggregate principal amount of New York City Industrial Development Agency Special Facility Revenue Bonds (American Airlines John F. Kennedy International Airport Project).   The outstanding bonds were issued with different maturities between 2012 and 2031 and bear interest between 7.50% and 8.50%.  Such bonds are unconditionally guaranteed by AMR pursuant to that certain Guarantee from AMR to The Bank of New York, as Trustee, dated as of July 1, 2002, and by American Airlines pursuant to that certain Guarantee from American Airlines to The Bank of New York, as Trustee, dated as of July 1, 2002.

In addition, a material amount of other direct financial obligations of AMR, including unsecured debt and debt secured by aircraft and other assets, contain (i) provisions that result in the automatic and immediate acceleration of such direct financial obligations as a consequence of the filing of the Voluntary Petitions and/or (ii) cross-default and/or cross-acceleration provisions that may result in the acceleration of such obligations as a consequence of the acceleration of other direct financial obligations of AMR (including the Accelerated Material Direct Financial Obligations).

The ability of the creditors of the Debtors to seek remedies to enforce their rights against the Debtors under the direct financial obligations described above (including the Accelerated Material Direct Financial Obligations) is automatically stayed as a result of the filing of the Voluntary Petitions, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code, including, in the case of certain direct financial obligations, Section 1110 thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Gerard J. Arpey resigned from his positions as a director, Chairman and Chief Executive Officer of AMR and American Airlines, effective November 28, 2011.   Mr. Arpey resigned as a result of his decision to retire from AMR and American Airlines.  His resignation did not result from any disagreement with AMR or American Airlines on any matter relating to either of their operations, policies or practices.  Mr. Arpey was elected Chairman of AMR and American Airlines in May 2004 and had been Chief Executive Officer of each since April 2003.  Mr. Arpey first joined AMR in 1982.

As a result of Mr. Arpey's resignation, the Board of Directors of each of AMR and American Airlines appointed Thomas W. Horton, age 50, to its Board of Directors and elected him Chairman and Chief Executive Officer, effective immediately.  Since July 2010, Mr. Horton has served as President of AMR and American Airlines, a position he will retain.  In that role, he oversaw finance, planning, sales and marketing, customer service, information technology, and American Airlines’ global alliance strategy, including its role in the oneworld® alliance.  Previously, Mr. Horton served as Executive Vice President — Finance and Planning and Chief Financial Officer of AMR and American Airlines. He was named to that position in March 2006 upon returning to AMR and American Airlines from AT&T Corp., where he had been Vice Chairman and Chief Financial Officer.  Mr. Horton initially joined American Airlines in 1985 and held a range of senior financial positions, including Vice President and Controller. From 1998 to 2000, he was vice president responsible for American Airlines’ Europe business, based in London.  The Boards of Directors concluded that Mr. Horton's extensive experience in executive roles with AMR and American Airlines, coupled with his background in senior management at AT&T, provides a comprehensive skill set that will be useful in his service as a director and officer of AMR and American Airlines.

There are no arrangements or understandings between Mr. Horton and any other persons pursuant to which Mr. Horton was selected as a director or officer of AMR and American Airlines.  With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Horton and any director or executive officer of AMR and American Airlines. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Horton and AMR and American Airlines that would be required to be reported.

Item 8.01.	Other Events

On November 29, 2011, AMR issued two press releases announcing that it and certain of its subsidiaries, including American Airlines and Eagle Holding, filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code.  A copy of each press release is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.  On November 29, 2011, AMR issued a press release regarding the retirement of Mr. Arpey and the appointment of Mr. Horton to the Board of Directors of each of AMR and American Airlines and his election as Chairman and Chief Executive Officer of AMR and American Airlines.  A copy of such press release is attached hereto as Exhibit 99.3.

In addition, AMR and Eagle Holding have decided that the previously announced spin-off of Eagle Holding will be placed on hold pending the outcome of the Chapter 11 cases.

Additional information about AMR’s and American Airlines’ Chapter 11 filings are available on the Internet at aa.com/restructuring.  Court filings and claims information are available at www.AMRCaseInfo.com.  AMR and American Airlines expect to submit monthly operating reports to the Court as is customary in Chapter 11 cases and also plan to post these monthly reports in the Investor Relations section of aa.com.  AMR and American Airlines will continue to file quarterly and annual reports with the Securities and Exchange Commission, which will also be available in the Investor Relations section of aa.com.

Item 9.01.	Financial Statement and Exhibits

Exhibit Number	Description

99.1	Press release dated November 29, 2011.
99.2	Press release dated November 29, 2011.
99.3	Press release dated November 29, 2011.

Forward-Looking Statements

This 8-K, including the Exhibits attached hereto, contains “forward-looking statements.” These statements are based on AMR and American Airlines management’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that AMR and American Airlines now anticipate — both in connection with the Chapter 11 filings AMR and American Airlines are announcing today and AMR and American Airlines’ business and financial prospects.  Statements of management's expectations, including its desire to successfully restructure in order to return AMR and American Airlines to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition.  Readers are referred to the documents filed by AMR and American Airlines with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this 8-K and the Exhibits attached hereto.  Those risks include, without limitation, the potential impact of volatile and rising fuel prices and the potential negative impact of the recent credit downgrade. AMR and American Airlines disclaim any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

By:	/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  November 29, 2011

EXHIBIT INDEX

Exhibit 99.1 99.2 99.3	Description Press release dated November 29, 2011. Press release dated November 29, 2011. Press release dated November 29, 2011.